SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 26, 2006

                                 Mediavest, Inc.
             (Exact name of registrant as specified in its charter)

          New Jersey                    00-10039                22-2267658
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
       of Incorporation)                                    Identification No.)

                      2121 Avenue of the Stars, Suite 1650
                              Los Angeles, CA 90067

                         (Address of principal executive
                           offices including zip code)

                                 (310) 601-2500

                         (Registrant's telephone number,
                                               including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 26, 2006, the Company entered into a Subscription Agreement (the "Subscription Agreement") by and between the Company and certain investors, pursuant to which such investors have agreed to subscribe for an aggregate of 530,000 units consisting of (i) one share of common stock, $0.0001 par value per share, of the Company (the "Common Stock") and (ii) one Warrant (the "Warrant", and together with the Common Stock, the "Securities") to purchase, at an exercise price of $2.00 per share, one share of Common Stock. The Warrants will expire on December 26, 2008. Each unit was sold for a purchase price of $1.00 for a total purchase price of $530,000. The Subscription Agreement contains standard piggyback registration rights with respect to the Securities. The description of terms and conditions of the Subscription Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement, which is attached hereto as Exhibit
10.1 and is incorporated herein by reference.


Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Securities to certain investors on December 26, 2006 is incorporated by reference herein and made a part hereof. The issuance of the Securities was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER        DESCRIPTION

4.1                   Form of Warrant

10.1 Form of Subscription Agreement between the Company and certain investors listed thereto

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Mediavest, Inc.
                                       (Registrant)

Dated:   January 3, 2007               By: /s/ Robert Ellin
                                           ------------------------------------
                                           Robert Ellin
                                           Chairman and Chief Executive Officer